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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our reports dated January 20, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of SteelCloud, Inc. on Form 10-K for the year ended October 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of SteelCloud Inc. on Form S-8 (Nos. 333-92406, 333-61557 and 333-52419) pertaining to the 2002 Stock Option Plan, Employee Stock Purchase Plan and 1997 Amended Stock Option Plan.

/s/ Grant Thornton LLP
Vienna, Virginia
January 27, 2006